Exhibit 99.6

IRREVOCABLE POWER OF ATTORNEY

This Irrevocable Power of Attorney (this “Power of Attorney”) is made as a deed on June 27, 2020 by:

(1)	Hazlet Global Limited, a company organized and existing under the laws of the British Virgin Islands (“Hazlet”).

(2)	Chongqing Cibi Business Information Consultancy Co., Ltd. (重庆赐比商务信息咨询有限公司), a company organized and existing under the laws of the People’s Republic of China (“Chongqing Cibi”).

WHEREAS, as of the date hereof, Hazlet is the legal and beneficial owner of (i) 7,575 Class A ordinary shares, par value US$1.00 per share (the “Class A Shares”), and (ii) five Class B ordinary shares, par value US$1.00 per share (the “Class B Shares”), of ALPHA FRONTIER LIMITED, a company organized and existing under the laws of the Cayman Islands (the “Company”).

WHEREAS, Hazlet desires to appoint Chongqing Cibi as its attorney to exercise certain rights in respect of such ordinary shares and other equity securities of the Company it may own from time to time.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Hazlet hereby appoints Chongqing Cibi under Section 2 (each an “Attorney”), with full power of substitution, the true and lawful attorney-in-fact of Hazlet, to exercise any voting rights in respect of the Authorized Shares (as defined below), and to do anything necessary or desirable for its exercise of such voting rights, in each case in the Attorney’s sole and absolute discretion without obtaining prior or post consent or confirmation from Hazlet to exercise such voting rights, including without limitation:

(a) to receive notice of, attend and vote at any meeting of the shareholders of the Company and any adjournment thereof, including any meeting of the members of any particular class or group of shareholders of the Company;

(b) to sign any written resolution as the registered holder of the Authorized Shares; and

(c) to complete and return any proxy card, consent, approval or any document required to be signed by the registered holder of the Authorized Shares in exercising any voting, approval, consent or governance right attached to the Authorized Shares or otherwise exercisable by the holder thereof, whether under applicable laws, the constitutional documents of the Company, any shareholders agreement in respect of the Company and/or its shareholders, or otherwise.

For purposes of this Power of Attorney, “Authorized Shares” shall mean all Class A Shares, Class B Shares and other equity securities of the Company legally and/or beneficially owned by Hazlet, whether presently owned or hereafter acquired, including without limitation any such ordinary shares or other equity securities of the Company issued to or for the account of Hazlet in exchange for or in substitution of any of the foregoing.

The power of attorney granted herein is intended to secure a proprietary interest or performance of an obligation and shall be deemed to be coupled with an interest, shall survive and shall not be affected by the dissolution, bankruptcy or legal disability of Hazlet, and shall extend to its successors and assigns.

2. Chongqing Cibi may in its discretion:

(a) delegate all or any power conferred on it by this Power of Attorney to any of its officers, directors or other authorized representatives;

(b) appoint one or more persons to act as its substitute, to exercise all or any power conferred on it by this Power of Attorney; and/or

(c) revoke any such delegation or appointment from time to time.

3. Hazlet hereby ratifies, confirms and approves all actions done or caused to be done, and all agreements, documents or instruments approved, completed, signed, executed or delivered, by any Attorney in the name of or on behalf of Hazlet under the powers conferred by this Power of Attorney.

4. Hazlet hereby agrees and undertakes not to, without the prior written consent of Chongqing Cibi:

(a) exercise any voting rights attached to the Authorized Shares or otherwise exercisable in its capacity as the registered holder of the Authorized Shares, including without limitation not to take any action set forth in Sections 1(a) to (c) with respect to the Authorized Shares; or

(b) sell, assign, transfer or otherwise dispose of any Authorized Shares, unless simultaneously with such sale, assignment, transfer or disposition, the recipient of such Authorized Shares executes and delivers to Chongqing Cibi a power of attorney substantially in the form of this Power of Attorney, or in such other form as Chongqing Cibi may agree in writing, in respect of such Authorized Shares.

5. Chongqing Cibi may, and Hazlet shall upon request of Chongqing Cibi, register this Power of Attorney in any jurisdiction relevant to the exercise of the power conferred hereby where such registration is necessary or advisable for validity.

6. Hazlet represents and warrants to Chongqing Cibi as of the date hereof as follows:

(a) It is duly incorporated and validly existing under the laws of the British Virgin Islands.

(b) It is the sole record and beneficial owner of 7,575 Class A Shares and five Class B Shares, free and clear of any liens, pledges, encumbrance, mortgages or other restrictions (other than those contained herein, in the constitutional documents of the Company or in any shareholders agreement in respect of the Company and/or its shareholders, and any restrictions under securities laws).

(c) It has full power under its constitutional documents, and all corporate authorizations required by it have been unconditionally obtained and are in full force and effect, to permit it to execute, deliver and perform its obligations under this Power of Attorney. This Power of Attorney has been duly and validly executed and delivered by Hazlet, and constitutes a valid and legally binding obligation of Hazlet, enforceable against Hazlet in accordance with its terms (subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles).

(d) The execution, delivery and performance of this Power of Attorney and the consummation of the transactions contemplated hereunder by Hazlet do not and will not (i) violate its constitutional documents, (ii) conflict with any material agreement to which it is a party or by which it is bound, or (iii) result in a material violation of any laws applicable to it.

7. The Attorney assumes no responsibility or liability to any person and shall not be liable for any error of judgment or for anything done or omitted in exercising the powers conferred on it by this Power of Attorney, except as a result of its own willful misconduct or gross negligence.

8. This Power of Attorney shall be governed by, and construed in accordance with, the laws of the Cayman Islands.

9. Any disputes, actions and proceedings arising out of or in any way relating to this Power of Attorney shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section (the “Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the arbitration tribunal (the “Tribunal”) shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the Tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree upon the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by HKIAC. The Tribunal shall have no authority to award punitive or other punitive-type damages. The award of the Tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties hereto irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum. Notwithstanding the foregoing, the parties hereto hereby consent to and agree that in addition to any recourse to arbitration as set out in this Section, any party may, to the extent permitted under the laws of the jurisdiction where application is made, seek an interim injunction from a court or other authority with competent jurisdiction and, notwithstanding that this Power of Attorney is governed by the laws of the Cayman Islands, a court or authority hearing an application for injunctive relief may apply the procedural law of the jurisdiction where the court or other authority is located in determining whether to grant the interim injunction. For the avoidance of doubt, the foregoing is only applicable to the seeking of interim injunctions and does not restrict the application of this Section in any way.

10. If any provision of this Power of Attorney is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of the remainder of this Power of Attorney in such jurisdiction or the validity or enforceability of this Power of Attorney, including that provision, in any other jurisdiction.

11. This Power of Attorney shall be irrevocable unless terminated with Chongqing Cibi’s prior consent in writing. A person who deals with any Attorney in good faith may accept a written statement signed by the Attorney to the effect that this Power of Attorney has not been revoked as conclusive evidence of that fact.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Power of Attorney as a deed on the date first stated above.

EXECUTED AS A DEED by
Wang Ruofei as authorized signatory acting for and on behalf of
Hazlet Global Limited	/s/ Wang Ruofei

IN WITNESS WHEREOF, the undersigned have duly executed this Power of Attorney as a deed on the date first stated above.

EXECUTED AS A DEED by
Fei Yongjun as authorized signatory acting for and on behalf of
Chongqing Cibi Business Information Consultancy Co., Ltd. (重庆赐比商务信息咨询有限公司	/s/ Fei Yongjun